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                                                                     EXHIBIT 5.1


                     [LETTERHEAD OF CHITTENDEN CORPORATION]



                                  June 19, 2002

Chittenden Corporation
Two Burlington Square
Burlington, Vermont  05401

         Re: Legality of Securities to be Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is delivered in my capacity as Senior Vice President, General Counsel and Secretary of Chittenden Corporation, a Vermont corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 250,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, which the Company may issue pursuant to the Chittenden Corporation Amended and Restated Directors' Omnibus Long-Term Incentive Plan (formerly known as the Chittenden Corporation 1998 Directors' Omnibus Long-Term Incentive Plan) (the "Plan"). In that capacity, I have examined copies of the Plan, the Company's Amended and Restated Articles of Incorporation and By-laws, each as presently in effect, and such records, certificates and other documents of the Company as I have deemed necessary or appropriate for the purposes of this opinion.

         I am an attorney admitted to practice in the State of Vermont. I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Vermont.

         Based upon the foregoing, I am of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan and any agreement thereunder, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act, applicable requirements of state laws regulating the offer and sale of securities, and applicable requirements of The New York Stock Exchange, Inc.

         I hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ F. Sheldon Prentice

                                                 F. Sheldon Prentice, Esq.